UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2004

AMERICAN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its chapter)

Delaware	33-48183	33-0193602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4410 El Camino Real, Suite 201, Los Altos, California		94022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 949-6400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The registrant has reached an agreement with members of an ad hoc committee of holders of over 70% of its 11½% Series D Senior Secured Notes Due 2006 (“Secured Notes”) on the terms of a comprehensive financial restructuring.  The financial restructuring will be implemented through a pre-negotiated Chapter 11 Plan of Reorganization in Chapter 11 cases to be filed by the Company in Los Angeles.  Certain terms of the financial restructuring include:

•                  Existing Wells Fargo Foothill, Inc. (“WFF”) Credit Facility:  The WFF credit facility (current amount approximately $6.8 million, excluding letters of credit) will be repaid in full with proceeds from debtor-in-possession financing, subject to court approval.

•                  TCW Shared Opportunity Fund III, L.P. (“TCW”) Credit Facility:  The TCW credit facility (current amount $5 million) will be repaid in full with proceeds from the proposed $40 million WFF exit facility.

•                  Secured Notes and General Unsecured Claims:  The registrant’s Secured Notes (current amount $161.2 million plus accrued interest since November 1, 2003) and general unsecured claims shall be exchanged for 98% of the common stock of the reorganized Company, subject to dilution by the management options.

•                  Management Incentive Plan:  A new management incentive plan shall be implemented to provide designated members of senior management of the Company with options to acquire up to 10% of the common stock of the reorganized Company.

•                  Current Equity:  If the Company’s current equity holders vote as a class to accept the Plan, such holders will receive their pro rata share of (i) 2% of the common stock of the reorganized Company, subject to dilution by the management options, and (ii) $1 million in cash.  If the Company’s current equity holders vote as a class to reject the Plan or a statutory committee of current equity holders is appointed in the chapter 11 cases, such holders will receive no distribution.  All outstanding equity interests in the Company shall be cancelled in connection with the restructuring.

On September 27, 2004, the registrant intends to issue a press release today announcing its filing of Chapter 11 cases to implement a pre-negotiated Chapter 11 Plan of Reorganization and related matters.  A copy of this press release is furnished as Exhibit 99.1 to this report

Item 9.01  Financial Statements and Exhibits.

  (c)      Exhibits.

99.1                           Press Release, issued September 27, 2004.

99.2                           Restructuring Support Agreement, dated September 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Restaurant Group, Inc.

By: /s/ Patrick J. Kelvie
Date: September 27, 2004	Patrick J. Kelvie
Vice President